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Exhibit 10.4


OVERTON BANK AND TRUST, N.A.

SOUTH ARLINGTON OFFICE
CURTIS F. VON DER AHE
President


December 5, 1997


Mr. Tom Hoefert, CFO
InnoServ Technologies, Inc.
4330 Beltway  #300
Arlington, TX.  76018

REFERENCE: LOAN AGREEMENT DATED APRIL 14, 1997 COVENANT VIOLATIONS.

Dear Mr. Hoefert,

You have indicated that InnoServ is in violation of the Minimum Tangible Net Worth covenant as outline in the loan agreement referenced above. We hereby waive compliance with this covenant and re-set the covenant as follows:

          Minimum Tangible Net Worth        $2,750,000

If you require anything else, please do not hesitate to call.

Sincerely,



/s/ Curtis F. Von Der Ahe
--------------------------
Curtis F. Von Der Ahe,
President


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